UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
December 9, 2009
Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4400 Carillon Point,
Kirkland, WA	98033
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (425) 216-7600
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE
EX-99.1

Item 8.01. Other Events.
In connection with certain previously-disclosed financing transactions entered into by Clearwire Corporation (the “Company”), the unaudited pro forma condensed financial information of the Company attached as Exhibit 99.1 hereto has been prepared for inclusion in multiple Registration Statements on Form S-3 to be filed by the Company with respect to the registration of certain of its securities.
Additionally, the Company today announced the completion of the offering by Clearwire Escrow Corporation (the “Escrow Issuer”), a subsidiary of its operating subsidiary, Clearwire Communications LLC (“Clearwire Communications”), of $920,000,000 aggregate principal amount of 12% senior secured notes due 2015 at an issue price of 97.9% (the “Notes”). This offering is in addition to the completion of the offering of $1,852,494,000 aggregate principal amount of 12% senior secured notes due 2015 that closed on November 24, 2009 (the “Initial Notes”). A more detailed description of the offering can be found in Item 8.01 of the Form 8-K filed by the Company on December 1, 2009.
Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Clearwire Corporation Unaudited Pro Forma Condensed Financial Information

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: December 9, 2009	By:	/s/ Erik E. Prusch
Erik E. Prusch
Chief Financial Officer